UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35081	80-0682103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class P Common Stock	KMI	NYSE
2.250% Senior Notes due 2027	KMI 27A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Kim Dang’s previously announced appointment as Chief Executive Officer (“CEO”) of Kinder Morgan, Inc. (“KMI”) as of August 1, 2023, the Compensation Committee of the Board of Directors of KMI approved the following changes to Ms. Dang’s compensation on July 18, 2023. Ms. Dang received a grant of 636,575 restricted stock units issued pursuant to KMI’s 2021 Amended and Restated Stock Incentive Plan. The restricted stock units will vest in full on July 31, 2026, provided Ms. Dang is employed by KMI through such date and applicable performance hurdles have been met. In addition, Ms. Dang waived participation in KMI’s Amended and Restated Annual Incentive Plan for the portion of 2023 attributable to her service as CEO and for future years.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: July 20, 2023	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

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